                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               JOHNSON & JOHNSON
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                    NEW JERSEY                                          22-1024240
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                  (ADDRESS OF PRINCIPAL OFFICES AND ZIP CODE)

                            ------------------------

                    JOHNSON & JOHNSON 2000 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                            MICHAEL H. ULLMANN, ESQ.
                          ONE JOHNSON & JOHNSON PLAZA
                           NEW BRUNSWICK, N. J. 08933
                                 (732) 524-2455
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM             MAXIMUM
                                                                  OFFERING            AGGREGATE           AMOUNT OF
        TITLE OF SECURITIES                AMOUNT TO BE           PRICE PER           OFFERING          REGISTRATION
          TO BE REGISTERED                REGISTERED(1)           SHARE(2)            PRICE(2)             FEE(3)
-----------------------------------------------------------------------------------------------------------------------
Johnson & Johnson Common Stock
  (par value $1.00 per share).......    58,196,152 shares          $52.605        $3,061,408,575.96      $247,667.95
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The offering price per share is based on the average of the high ($53.12) and the low ($52.09) prices on June 9, 2003 based on composite trading data published in The Wall Street Journal.
(3) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the aggregate offering amount by 0.0000809.

                            ------------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS WITH RESPECT TO THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT IS TO BE USED IN CONNECTION WITH SECURITIES PREVIOUSLY REGISTERED ON FORM S-8 UNDER REGISTRATION NOS. 33-7634, 33-40295, 33-59009 AND 333-39238 AND POST-EFFECTIVE AMENDMENTS
THERETO.

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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference.

          (a) Annual Report on Form 10-K for the fiscal year ended December 29, 2002;

          (b) Quarterly Report on Form 10-Q/A for the quarter ended March 30, 2003;

          (c) Current Report on Form 8-K filed on January 1, 2003;

          (d) Current Report on Form 8-K filed on March 12, 2003;

          (e) Current Report on Form 8-K filed on April 16, 2003;

          (f) Current Report on Form 8-K filed on April 29, 2003; and

          (g) The description of the Registrant's Common Stock set forth in Registrant's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Securities and Exchange Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by Roger S. Fine, Esq., Vice President and General Counsel of the Registrant. Mr. Fine is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally, and owns and has options to purchase shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the by-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive an Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

     The foregoing summary is subject to the full provisions of the New Jersey Business Corporation Act and the Registrant's Restated Certificate of Incorporation and By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

          (c) to remove from registration by means of post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

          (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick and State of New Jersey, on the 11th day of June, 2003.

                                          JOHNSON & JOHNSON

                                          By /s/       W.C. WELDON
                                            ------------------------------------
                                                  (W.C. Weldon, Chairman,
                                                   Board of Directors and
                                                  Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Fine and Michael H. Ullmann, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may all fully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                        TITLE                       DATE
---------                                                        -----                       ----
               /s/ W.C. WELDON                   Chairman, Board of Directors and Chief  June 11, 2003
---------------------------------------------     Executive Officer and Director
                (W.C. Weldon)                     (Principal Executive Officer)

              /s/ R.J. DARRETTA                  Executive Vice President Chief          June 11, 2003
---------------------------------------------     Financial Officer and Director
               (R.J. Darretta)                    (Principal Financial Officer)

              /s/ S.J. COSGROVE                  Controller                              June 11, 2003
---------------------------------------------
               (S.J. Cosgrove)

               /s/ G.N. BURROW                   Director                                June 11, 2003
---------------------------------------------
                (G.N. Burrow)

               /s/ J.G. CULLEN                   Director                                June 11, 2003
---------------------------------------------
                (J.G. Cullen)

              /s/ M.J. FOLKMAN                   Director                                June 11, 2003
---------------------------------------------
               (M.J. Folkman)

SIGNATURE                                                        TITLE                       DATE
---------                                                        -----                       ----

               /s/ A.D. JORDAN                   Director                                June 11, 2003
---------------------------------------------
                (A.D. Jordan)

               /s/ A.G. LANGBO                   Director                                June 11, 2003
---------------------------------------------
                (A.G. Langbo)

              /s/ J.T. LENEHAN                   Vice Chairman, Board of Directors,      June 11, 2003
---------------------------------------------     President and Director
               (J.T. Lenehan)

               /s/ L.F. MULLIN                   Director                                June 11, 2003
---------------------------------------------
                (L.F. Mullin)

               /s/ D. SATCHER                    Director                                June 11, 2003
---------------------------------------------
                (D. Satcher)

              /s/ H.B. SCHACHT                   Director                                June 11, 2003
---------------------------------------------
               (H.B. Schacht)

                                 EXHIBIT INDEX

EXHIBIT
  NO.
-------
 4.1     Provisions of the Restated Certificate of Incorporation of
         the Registrant effective May 22, 2001, that define the
         rights of security holders of the Registrant (incorporated by reference to Exhibit 3 to the Registrant's Quarterly
         Report on Form 10-Q for the quarter ended July 1, 2001).
 4.2     Provisions of the By-laws of the Registrant, as amended
         effective June 11, 2001, that define the rights of security holders of the Registrant (incorporated by reference to
         Exhibit 99.2 of the Registrant's Quarterly Report on Form
         10-Q for the quarter ended July 1, 2001).
 4.3     Johnson & Johnson 2000 Stock Option Plan (as amended on
         February 10, 2003).
 5.      Opinion of Roger S. Fine, Esq.
23.1     Consent of PricewaterhouseCoopers LLP.
23.2     Consent of Roger S. Fine (included in Exhibit 5).
24.      Power of Attorney (included in the signature pages of this
         Registration Statement).